UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2007

AFFYMETRIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	0-28218 (Commission File Number)	77-0319159 (IRS Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)
(408) 731-5000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Entry Into Material Definitive Agreement.

On July 27, 2007, Dr. Thane Kreiner’s employment with Affymetrix, Inc. (the “Company”) terminated.  The Company and Dr. Kreiner, the Company’s former Senior Vice President of Marketing and Sales, entered into a separation agreement dated July 27, 2007, pursuant to which the Company agreed that Dr. Kreiner would receive as separation benefits an amount equal to the base salary he would have earned through October 2008, a portion of his target bonus for the current fiscal year, health benefits through October 2008, outplacement services and accelerated vesting of his equity awards through October 2008.  In exchange, Dr. Kreiner agreed to a general release of any claims against the Company and agreed to comply with certain restrictive covenants.  A copy of the separation agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Separation Agreement dated July 27, 2007 between the Company and Thane Kreiner

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

By:	/s/ Barbara A. Caulfield
Name: Barbara A. Caulfield
Title: Executive Vice President and General Counsel

Dated:  August 1, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement dated July 27, 2007 between the Company and Thane Kreiner